EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-106060, 333-116233, 333-131248, 333-125427, 333-143677 and 333-151825, Form S-3 Nos. 333-101499, 333-31142, 333-43066, 333-55370, 333-81432, 333-131246, 333-145009 and 333-158750 and Form S-4 No. 333-163911) of La Jolla Pharmaceutical Company and in the related Prospectus of our report dated April 15, 2010, with respect to the consolidated financial statements of La Jolla Pharmaceutical Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
San Diego, California April 15, 2010